Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2020 (except for the second paragraph of Note 2, as to which the date is May 6, 2020), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-236085) and related Prospectus of Windtree Therapeutics, Inc. dated May 13, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 13, 2020